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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


        We hereby consent to the use in this Prospectus and Registration Statement on Form S-1 of our report, dated January 15, 1999, except as to Note 10, as to which the date is February 5, 1999, relating to the financial statements of Large Scale Proteomics (formerly Large Scale Biology Corporation), which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP
------------------------------

PricewaterhouseCoopers LLP


McLean, Virginia
August 3, 2000